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                                                                   EXHIBIT 10.44



NATIONSBANK                        MASTER EQUIPMENT          Lease
NationsBanc Leasing Corporation    LEASE AGREEMENT           Number  07186-00300
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THIS MASTER EQUIPMENT LEASE AGREEMENT (this "Lease") dated as of August 27,
1996, between NATIONSBANC LEASING CORPORATION ('Lessor"), a corporation organized under the laws of North Carolina, having its chief executive office at 2300 Northlake Centre Drive, Suite 300, Tucker, GA 30084, and
Plasma-Therm, Inc. ("Lessee"), a corporation organized under the laws of Florida. having its chief executive office at 10050 Sixteenth Street, Saint Petersburg, Florida 33716.

1. LEASE AGREEMENT. Subject to the terms and conditions hereinafter set forth, Lessor shall lease to Lessee, and Lessee shall hire from Lessor, the units of personal property (collectively with all attached parts, replacements, additions, accessions and accessories attached thereto the "Equipment") described in one or more equipment schedules (each a "Schedule") which incorporate by reference this Master Equipment Lease Agreement. Each Schedule shall constitute a separate and independent lease and contractual obligation of Lessee. Until a Schedule is duly signed and delivered by Lessor, a Schedule signed and delivered by Lessee constitutes an irrevocable offer by Lessee to lease the Equipment described in such Schedule from Lessor.

2. TERM OF LEASE; RENTALS AND DEPOSIT. The lease term with respect to any Equipment covered by a Schedule shall consist of an "Interim Term" and a "Base Term" as provided in the Schedule covering such Equipment. Lessee shall pay rent for the Interim Term ("Interim Rent") as provided and in amounts determined by Lessor as set forth in the applicable Schedule, and shall pay rent for the Base Term ("Base Rent") in such amounts and at such times as shall be specified in the applicable Schedule. At the time Lessee signs and delivers a Schedule, Lessee shall deposit with Lessor such additional sum ("Security Deposit"), if any, specified in the Schedule as security for the payment and performance of any obligation of Lessee hereunder.

3. LOCATION AND USE OF EQUIPMENT. Each item of Equipment shall at all times be and remain in the possession and control of Lessee at the address stated in the Schedule covering such item. Lessee will use, operate, protect, and maintain the Equipment in compliance with all applicable insurance policies, laws, ordinances, rules, regulations, and manufacturer's instructions. The Equipment shall be used solely for commercial or business purposes, and not for any consumer, personal, home, or family purpose. Lessee shall not, through modifications, alterations or any other method, impair the originally intended function of any Equipment without the prior written consent of Lessor. Any replacement or substitution of parts, improvements or additions to the Equipment made by Lessee shall become and remain the property of Lessor. If requested by Lessor, Lessee shall cause each item of Equipment to be and remain plainly and conspicuously marked by insignia, stenciling, plaques, tags, decals or other forms of notice to disclose Lessor's ownership of the Equipment. Lessee shall keep the Equipment free and clear of any liens, encumbrances, claims and charges (except for those created expressly by Lessor) and shall not in any way encumber its rights hereunder or under any Schedule.

4. TAXES. Lessee shall reimburse Lessor on demand for all taxes, assessments and other governmental charges paid by Lessor in connection with the Equipment or its use, ownership or operation while in Lessee's possession or the payment or receipt of rent or other charges under any Schedule, including but not limited to foreign, federal, state, county and municipal fees and taxes, ad valorem, sales, use, excise, stamp and documentary taxes (other than federal and state taxes based on Lessor's net income), and all related penalties. fines and interest charges. Upon Lessor's request, Lessee will immediately furnish to Lessor such information as Lessor shall require in connection with the preparation and filing of all returns relating to such taxes, assessments, or charges.

5.  NET LEASE, LOSS AND DAMAGE.
(a) Each Schedule is a net lease. All costs, expenses and other liabilities associated with the Equipment shall be borne by Lessee. Lessee's obligations under any and all Schedules are absolute and unconditional, and are not to be subject to any abatement, deferment, reduction, setoff, defense, counter claim or recoupment for any reason whatsoever. Except as otherwise expressly provided herein, no Schedule shall terminate nor shall the obligations of Lessee be affected, by reason of any defect or damage to, or any destruction, loss, theft, forfeiture, governmental requisition or obsolescence of the Equipment, regardless of cause.

(b) Lessee assumes all risk of damage to or loss, theft or destruction of the Equipment from any cause whatsoever from the date the Equipment is shipped by the vendor or manufacturer. In the event of loss or destruction of the Equipment from any cause whatsoever from the date the Equipment is shipped by the vendor or manufacturer but prior to its acceptance by Lessee, Lessee shall promptly pay to Lessor all sums heretofore paid by Lessor to such vendor or manufacturer and Lessor shall assign to Lessee all of its rights or causes of action, if any, against such vendor or manufacturer. In the event of damage of any kind whatsoever to any item of the Equipment on or after its acceptance by Lessee, Lessee shall, at Lessor's option, either place the same in good repair, condition or working order or if in the reasonable judgment of Lessor the Equipment is determined by Lessor to be lost, stolen, destroyed or damaged beyond repair, Lessee shall pay Lessor the Stipulated Loss Value therefor. Upon such payment, the Lease of such Equipment shall terminate and Lessor thereupon shall convey its interest to such item of the Equipment "AS IS AND WHERE IS" without warranty, express or implied, with respect to any matter whatsoever, except that the equipment is free and clear of any liens and encumbrances created by or arising through Lessor. The Stipulated Loss Value of any Equipment shall be determined by Lessor in accordance with the provisions of the Schedule covering such Equipment. Proceeds of Insurance may be available for the repair or payment of the Stipulated Loss Value, in accordance with Section 6 hereof.


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6.  INSURANCE.  Lessee shall, at its own expense, procure and maintain the following insurance Overages on the Equipment until the Equipment is returned to Lessor or Lessee's obligations with respect thereto under any applicable Schedule are otherwise terminated: (i) insurance against theft, fire, and such other risks as Lessor shall specify or (absent any written specification by Lessor) as are customarily insured against in Lessee's trade or industry, under policies naming Lessor as loss payee and (ii) comprehensive public liability and property damage insurance, under policies naming Lessor as additional insured. Each such insurance policy shall: (a) include provisions for the protection of Lessor notwithstanding any action or inaction, neglect, breach, violation, or default of or by Lessee of any warranty, condition or declaration, (b) provide for payment of insurance proceeds to Lessor to the extent of its liability or interest, (c) provide that such policy may not be modified, terminated or canceled unless Lessor is given at least thirty (30) days advance written notice thereof, (d) provide that the coverage is "primary coverage" for the protection of Lessee and Lessor notwithstanding any other coverage carried by Lessee or Lessor protecting against similar risks or liabilities, and (e) be issued in such amounts (which in the case of casualty insurance will never be less than the Stipulated Loss Value of the Equipment covered thereby), with such deductibles, by such insurance company, and otherwise in such form as shall all be reasonably satisfactory to Lessor. Lessee shall furnish Lessor with certificates or other satisfactory evidence of such insurance, and shall furnish Lessor with a renewal certificate for each policy at least ten (10) days before the policy renewal date. Lessor shall have no duty to examine any certificate or other evidence of insurance, or to advise Lessee in the event that its insurance is not in compliance with this Section 6. The proceeds of any public liability or property damage insurance shall be payable first to Lessor to the extent of its liability, if any, and the balance to Lessee. The proceeds of fire, theft, or other casualty insurance shall be payable solely to Lessor and shall be used for the repair or replacement of the affected Equipment, unless an event of default shall have occurred and be continuing, in which event such proceeds may, at Lessor's sole option, be applied toward the payment of Lessee's obligations under the applicable Schedule. Lessee herebv appoints Lessor as Lessee's agent and attorney-in-fact with full power to do all things (including but not limited to making, adjusting, and settling claims, and receiving payments and endorsing documents, checks, or drafts) necessary or advisable to secure payment due under any insurance policy contemplated hereby.

7. GENERAL INDEMNITIES. LESSEE SHALL INDEMNIFY LESSOR AGAINST ALL CLAIMS, LIABILITIES, LOSSES AND EXPENSES WHATSOEVER, INCLUDING REASONABLE ATTORNEYS' FEES AND COSTS (EXCEPT THOSE DIRECTLY AND PRIMARILY CAUSED BY LESSOR'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), IN ANY WAY RELATING TO OR ARISING OUT OF THE EQUIPMENT OR ANY PART THEREOF, OR THE ORDERING, ACQUISITION, REJECTION, INSTALLATION, POSSESSION, MAINTENANCE, USE, OWNERSHIP, CONDITION, DESTRUCTION, RETURN, OR DISPOSITION OF THE EQUIPMENT OR ANY PART THEREOF, INCLUDING NEGLIGENCE AND STRICT LIABILITY IN TORT, AND INCLUDING ANY INFRINGEMENT CLAIM. LESSEE'S OBLIGATIONS UNDER THIS PROVISION SHALL SURVIVE ANY PARTIAL OR TOTAL TERMINATION, EXPIRATION, OR CANCELLATION OF THIS LEASE.

8.  TAX INDEMNITY.
(a) All references to "Lessor" in this Section 8 shall include each member of the affiliated group of corporations, as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), of which Lessor is a member.

(b) Lessor and Lessee agree that Lessor shall be treated for federal, state and local income tax purposes as the owner of the Equipment and shall be entitled to take into account in computing its income tax liabilities, all items of income, deduction, credit, gain or loss relating to ownership of the Equipment as are provided under the Code and applicable state and local tax laws to owners of similar equipment (hereinafter collectively, the "Tax Benefits").

(c) If (i) Lessor shall lose, shall be delayed in claiming, shall not have a right to claim, shall be required to recapture (other than in connection with a sale of any Equipment following the end of the lease term, provided Lessee is not then in default), shall not be allowed or shall not claim as a result of a written opinion of independent tax counsel selected by Lessor to the effect that Lessor's claiming of such Tax Benefits probably would not be upheld by a court if the matter were litigated (that is, that the chances of a finding against Lessor are at least as great as the chances in favor of Lessor), all or any portion of any Tax Benefits, under any circumstances, at any time, and for any reason; or (ii) Lessor is required under Section 467 of the Code or otherwise to include in its gross income with respect to any Schedule or item of Equipment any amount at any time other than rentals and other amounts payable by Lessee hereunder at the times such amounts are payable as provided herein, then Lessor and Lessee agree, upon Lessor's demand and at Lessor's option, either: (x) all further rental payments with respect to such Equipment, if any, shall be increased, or (y) Lessee shall pay to Lessor a lump sum amount, which shall in either case maintain the net economic after tax yield, cash-flow and rate of return Lessor originally anticipated based on the assumptions (excluding changes in Lessor's federal, state, or local income tax rates) that were originally utilized by Lessor in originally evaluating the transaction and setting the rental therefor and the other terms thereof. Lessee shall also pay to Lessor all interest, costs (including attorneys' fees) and penalties associated with the loss of Tax Benefits, including costs of collecting amounts payable under this Section 8.

(d) For purposes of paragraph (c) above, Lessor shall at all times be deemed to have sufficient taxable income and tax liability to be able to utilize the Tax Benefits on a current basis and the fact that Lessor may lose Tax Benefits solely because it either (i) has insufficient taxable income or tax liability or (ii) is subject to the alternative minimum tax shall not be taken into account.





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9.  DELIVERY, ACCEPTANCE AND RETURN OF EQUIPMENT.
(a) Upon delivery to and acceptance by Lessee of any Equipment, Lessee shall execute and deliver the Schedule relating to such Equipment, identifying same and acknowledging receipt thereof, with all information required on the Schedule fully completed. Lessee's execution of such Schedule shall constitute acceptance of delivery of such Equipment and Lessee's acknowledgment that such Equipment is in good operating order, repair, condition and appearance, is of the manufacture, design and capacity selected by Lessee, and is suitable for the purposes for which such Equipment is leased.

(b) Subject to the provisions of any applicable Schedule, at the expiration of the lease term with respect to any Equipment, including any renewal thereof, upon demand Lessee shall, at its own expense, return such Equipment to Lessor at a place reasonably designated by Lessor, in the same operating order, repair, condition and appearance as when received, reasonable wear and tear excepted. If upon such expiration or termination Lessee does not immediately return an item of Equipment to Lessor, such item shall continue to be held subject to all the terms and conditions hereof, and Base Rent and other charges shall continue to accrue and be payable hereunder with respect to such item until it is returned to Lessor. Payment or acceptance of any such rent or other charge shall not be deemed a waiver of any default and shall not suspend or otherwise affect any right or remedy hereunder including without limitation Lessee's obligation to return immediately (and Lessor's right to take immediate possession of) any such item.

10. MAINTENANCE. Lessee shall, at its own expense, maintain and keep the Equipment in good working order, repair, appearance and condition and make all necessary adjustments and repairs thereto and replacements thereof, all of which shall become the property of Lessor.

11. RENEWAL AND PURCHASE. Except as set forth in the applicable Schedule, Lessee may not renew or extend the lease term with respect to any Equipment, nor shall Lessee have any option to purchase such Equipment.

12. ASSIGNMENT OF WARRANTIES AND LIMITATION OF RESPONSIBILITY. LESSOR HEREBY TRANSFERS AND ASSIGNS TO LESSEE, TO THE EXTENT ALLOWABLE BY LAW, FOR AND DURING THE LEASE TERM OF EACH SCHEDULE WITH RESPECT TO ANY EQUIPMENT COVERED BY SUCH SCHEDULE, THE WARRANTIES, IF ANY, OF THE MANUFACTURER ISSUED ON SUCH EQUIPMENT, AND HEREBY AUTHORIZES LESSEE TO OBTAIN AT ITS OWN EXPENSE THE CUSTOMARY SERVICE FURNISHED BY THE MANUFACTURER IN CONNECTION THEREWITH. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT A MANUFACTURER, THE AGENT OF A MANUFACTURER OR ENGAGED IN THE SALE OR DISTRIBUTION OF THE EQUIPMENT AND HAS NOT MADE, AND DOES NOT HEREBY MAKE, ANY REPRESENTATION AS TO MERCHANTABILITY, PERFORMANCE, CONDITION, FITNESS OR SUITABILITY OF ANY OF THE EQUIPMENT FOR THE PURPOSES OF LESSEE OR MAKE ANY OTHER REPRESENTATION WITH RESPECT THERETO. LESSOR SHALL NOT BE LIABLE TO THE LESSEE FOR ANY LOSS, CLAIM, LIABILITY, COST, DAMAGE OR EXPENSE OF ANY KIND CAUSED, OR ALLEGED TO BE CAUSED, DIRECTLY OR INDIRECTLY, BY ANY EQUIPMENT, OR BY AN INADEQUACY THEREOF FOR ANY PURPOSE, OR BY ANY DEFECT THEREIN, OR THE USE OR MAINTENANCE THEREOF, OR ANY REPAIRS, SERVICING OR ADJUSTMENTS THEREOF, OR ANY DELAY IN PROVIDING OR FAILURE TO PROVIDE THE SAME, OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF, OR ANY LOSS OF BUSINESS, PROFITS, CONSEQUENTIAL OR OTHER DAMAGE OF ANY NATURE. LESSEE AGREES THAT ITS OBLIGATIONS HEREUNDER SHALL NOT IN ANY WAY BY AFFECTED BY ANY DEFECT OR FAILURE OF PERFORMANCE OF EQUIPMENT.

13. PERSONAL PROPERTY. The Equipment shall remain personal property at all times, notwithstanding the manner in which it may be attached or affixed to realty, and title shall at all times continue in Lessor. Lessee warrants that at any time any of the Equipment is leased hereunder, or is removed to a new location that Lessee shall provide to Lessor written notice thereof within thirty (30) days of the date of such relocation and either (i) the premises in which such Equipment will be installed will be owned by Lessee free of any liens or encumbrances, or (ii) if not owned by Lessee free and clear of all liens or encumbrances, the owner of such premises and/or the holder of any such liens or encumbrances on such premises shall have consented and acknowledge that such Equipment is and shall remain personal property subject to all the provisions of this Lease. Lessee will obtain and record such instruments and take such steps as may be necessary to prevent any person from acquiring any right in any Equipment paramount to the rights of Lessor by reason of such Equipment being deemed to be real property. If any third party should attempt to establish any legal right in any Equipment, then Lessee shall, promptly after learning thereof, notify Lessor in writing and, within thirty (30) days after the date of such notice, either (i) cause such right to be waived or eliminated to the satisfaction of Lessor or (ii) otherwise stay such action or indemnity Lessor to Lessor's satisfaction.

14.  DEFAULT AND REMEDIES.
(a) Each of the following shall constitute an event of default hereunder and under any and all Schedules then in effect (each, an "Event of Default"): (1) nonpayment when due of any installment of rent or other sum owing by Lessee hereunder, under any Schedule or under any other agreement between Lessor and Lessee if such nonpayment continues for ten (10) days; (2) Lessee's failure to perform and comply with any other provision or condition hereunder or under any Schedule if such failure continues for ten (10) days after written notice thereof by Lessor to Lessee; (3) Lessee's attempt to sell, lease or encumber any item of the Equipment without Lessor's prior written consent, or the attachment of any lien to any such item in favor of anyone other than Lessor, or any attempted levy, seizure or attachment on such item; (4) any representation or warranty made by Lessee to Lessor hereunder or under any Schedule, certificate, agreement, instrument or other statement including income and financial statements, proves to have been incorrect in any material respect when made; (5) the merger, consolidation, reorganization or dissolution of, or transfer of a controlling stock interest in Lessee or the suspension of Lessee's present business without prior written consent, which shall not be unreasonably withheld; (6) Lessee's general assignment for the benefit of creditors or commencement of any voluntary case or proceeding for relief under the Bankruptcy Code, or any other present or future law for the relief


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of debtors, or the taking of any action to authorize or implement any of the foregoing; (7) the filing of any petition or application against Lessee under any present or future law for the relief of debtors, including proceedings under the Bankruptcy Code, or for the subjection of property of Debtor to the control of any court, receiver or agency for the benefit of creditors if such petition or application is consented to by Lessee or not dismissed within sixty (60) days from the date of filing; (8) a default exists under any other agreement or instrument of Lessee's with or in favor of Lessor; (9) the attempted repudiation of any guaranties for obligations of Lessee to Lessor;
(10) the Pension Benefit Guaranty Corporation's commencement of proceedings under Section 4042 of the Employee Retirement Income Security Act of 1974 to terminate any employee pension benefit plan of Lessee; or (11) the occurrence of any event described in clauses (6), (7), (8), or (10) of this Section 14 with respect to any guarantor or the person liable for payment or performance of Lessee's obligations under this Lease.

(b) Upon the occurrence of an Event of Default, Lessor may at its option: (1) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants hereunder and under any or all Schedules or to recover damages for the breach thereof; or
(2) cancel Lessee's right of possession of any or all of the Equipment, whereupon all rights of Lessee to use the Equipment shall absolutely cease and terminate, but Lessee shall remain liable as herein provided. Upon such cancellation, Lessee shall, at its own expense, immediately redeliver such Equipment to Lessor at a place within the continental United Sates designated by Lessor. If Lessee shall fail to do so, Lessor may retake possession of same, free from any right of Lessee, its successors or assigns. If Lessor elects to cancel Lessee's right of possession of any Equipment, Lessor may recover from Lessee any and all amounts that, under the terms of the applicable Schedule, are then due or that have accrued to the date of such termination, and may also recover forthwith from Lessee, as damages for loss of its bargain and not as a penalty, an amount equal to the Stipulated Loss Value of such Equipment as of the rental payment date on or next preceding the date of default. However, if Lessor recovers possession of such Equipment, Lessee's obligations under the preceding sentence shall be reduced by (1) the net amount Lessor in fact receives from the sale of any such Equipment, or (2) at Lessor's election, the present value (determined on the basis of the "Discount Ratef as hereinafter defined) of the noncancelable regularly scheduled rentals receivable under a subsequent lease of any of the Equipment, taking into account only the rentals receivable from the commencement date of such subsequent lease until the end of the lease term for such Equipment under the applicable Schedule. For purposes of this
Section 14, the Discount Rate shall be a rate of interest equal to four percent (4.0%) plus the "Prime Rate" of NationsBank of Georgia, N.A., Atlanta, Georgia (or any successor thereto as announced on the day on which the commencement date of such subsequent lease occurs.

(c) In addition to any amount recoverable under paragraph (b) above, Lessor may recover from Lessee all Lessor's costs and expenses incurred by reason of Lessee's breach or default, including without limitation costs and expenses of repossession, storing, holding, transporting, insuring, servicing, repairing, maintaining, renting, and selling any Equipment and collecting rents and other proceeds of its disposition, and fees expenses of attorneys in the amount fifteen percent (15%) of all amounts due on or after the time of such breach or default (but not to exceed the amount actually incurred), and other professionals employed by Lessor in connection with the protection and enforcement of its title and interest in any and all Equipment and its rights under any and all Schedules. From and after the occurrence of an event of default, any installment of rent or other sum owing under any Schedule that is not paid when due shall accrue interest from the date of such event of default or (if later) the date such amount becomes due to the date it is paid, at a per annum rate equal to the lessor of (i) fifteen percent (15%), or (ii) the highest rate, if any, permitted by applicable law.

(d) Except as otherwise expressly provided herein, all rights and remedies of Lessor are concurrent and cumulative. The exercise or partial exercise of any remedy shall not restrict Lessor from further exercise of that remedy or any other remedy provided for herein or otherwise available under applicable law. To the extent permitted by applicable law, Lessee waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, release or otherwise use or dispose of any of Equipment in mitigation of Lessor's damages or that may otherwise limit or modify any of Lessor's rights or remedies.

15. ASSIGNMENT BY LESSOR. LESSOR MAY ASSIGN OR TRANSFER, AND LESSEE HEREBY CONSENTS TO THE ASSIGNMENT OR TRANSFER, OF ALL OR ANY PART OF ANY SCHEDULE OR LESSOR'S INTEREST IN ANY EQUIPMENT WITH NOTICE TO LESSEE IN THE EVENT LESSOR THEREAFTER CEASES TO ADMINISTER SUCH SCHEDULE, OTHERWISE WITHOUT NOTICE TO LESSEE. Lessee agrees that the liability of Lessee to any assignee of Lessor, or any subsequent assignee of such assignee, shall be absolute and unconditional and shall not be affected by any default hereunder of Lessor whatsoever or by any breach of any warranty, express or implied, in respect of any Equipment or Schedule. Lessee further agrees that no such assignee shall be required to assume any of the obligations of Lessor under any Schedule except (i) the obligation in respect of the application of any insurance monies received by such assignee, as hereinabove provided, (ii) that the assignee shall be responsible for its own misconduct after the assignment, and (iii) that any successor lessor shall be responsible for the lessor's duties hereunder accruing after any such assignment. Lessee acknowledges that no such assignment shall materially change Lessee's duties hereunder or materially increase any burden or risk imposed on Lessee hereunder.

16. PROHIBITION OF ASSIGNMENT BY LESSEE. LESSEE SHALL NOT ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER ANY SCHEDULE OR ENTER INTO ANY SUBLEASE OF ALL OR ANY PART OF ANY EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.

17.  FINANCIAL AND OTHER DATA.
(a) During the term of this Lease, Lessee (i) shall furnish Lessor annual balance sheets and profit and loss statements of Lessee and of any guarantor of Lessee's obligations under any Schedule, and (ii) at Lessor's request, shall furnish Lessor all other public financial information and reports reasonably requested by Lessor at any time, including quarterly or other interim balance sheets and profit and loss statements of

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Lessee and of any such guarantor.  Lessee shall furnish such other information as Lessor may reasonably request at any time concerning Lessee, including without limitation information concerning the Equipment covered by a Schedule.

(b) Lessee represents and warrants that all information furnished and to be furnished by Lessee to Lessor is accurate and that all financial statements Lessee has furnished and hereafter may furnish to Lessor, including operation statements and statements of condition, are and will be prepared in accordance with generally accepted accounting principles, consistently applied, and reasonably reflect and will reflect, as of their respective dates, results of the operations and the financial condition of Lessee and of any other entity they purport to cover.

18.  MISCELLANEOUS.
(a) Each Schedule is and is intended to be a lease, and Lessee does not acquire hereby or under any Schedule any right, title or interest in or to the Equipment, except the right to use the same under the conditions hereof and under the additional conditions set forth in the applicable Schedule. Lessee waives any right to assert any lien or security interest on the Equipment in Lessee's possession or control for any reason.

(b) The relationship between Lessor and Lessee shall always and only be that of lessor and lessee. Lessee shall never at any time for any purpose whatsoever be or become the agent of Lessor and Lessor shall not be responsible for the acts or omissions of Lessee or its agents.

(c) At Lessor's request, Lessee shall execute, deliver, file, and record such financing statements and other documents as Lessor shall deem necessary or advisable to protect Lessor's interest in the Equipment and to effectuate the purposes of this Lease. Lessee hereby irrevocably appoints Lessor as Lessee's agent and attorney-in-fact for Lessee to execute, deliver, file, or record any such item, and to take such action for Lessee and in Lessee's name, place and stead. The forgoing authorization shall not, however, be used unless and until an event of default hereunder has occured.

(d) Upon reasonable notification Lessor, its agents and employees shall have the right to enter any property where Equipment is located and inspect any Equipment at any reasonable time. Lessor's right to inspect the Equipment is solely for the benefit of Lessor and shall not impose any obligation of any kind whatsoever on Lessor.

(e) Lessee agrees to pay Lessor a late charge equal to five percent (5%) of the rental on all rentals not paid by Lessee to Lessor within ten (10) days of when due and owing under the provisions of this Lease.

(f) To secure the full and punctual payment and performance of its obligations under each Schedule, Lessee hereby grants to Lessor a security interest in all Lessee's right, title and interest, whether now existing or hereafter arising, in, under and to each other Schedule, lease, security agreement or other agreement between Lessor and Lessee, and each item of Equipment or other tangible personal property covered thereby.

(g) Lessor's rights and remedies with respect to any of the terms and conditions of each Schedule shall be cumulative and not exclusive and shall be in addition to all other rights and remedies in its favor. Lessor's failure to enforce strictly any of the provisions of any Schedule shall not be construed as a waiver thereof or as excusing Lessee from future performance.

(h) The invalidity of any portion of this Lease or any Schedule shall not affect the force and effect of the remaining valid portions thereof.

(i) All notices shall be binding upon the parties hereto if sent to the respective addresses set forth herein, or to such other address as either party may designate in a written notice to the other party. Except as otherwise expressly provided herein, all notices shall be deemed effective when deposited in the United States mail (if sent by registered, certified or first-class mail, postage prepaid) or when received (if sent by any other means).

(j) Except as expressly provided herein, no representation, warranty, promise, guaranty or agreement, oral or written, expressed or implied, has been made by either party herein with respect to any Schedule or Equipment. This Lease and the Schedules governed hereby constitute the entire agreement between the parties herein with respect to the leasing of the Equipment. Any change or modification to this Lease or any Schedule governed hereby must be made in writing and signed by the parties hereto.

(k) To the extent permitted by applicable law, this is a "finance lease" under Section 2A-103(g) of the Uniform Commercial Code. Lessee waives any right (i) to cancel or repudiate this Lease or any Schedule governed hereby,
(ii) to reject or revoke acceptance of any item of Equipment, and (iii) to recover from Lessor any general or consequential damages, for any reason whatsoever.

(l) THIS LEASE AND EACH SCHEDULE INCORPORATING ITS TERMS AND CONDITIONS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF GEORGIA AS OF THE DATE HEREOF, WITHOUT GIVING EFFECT TO ANY PRINCIPLE OF CONFLICTS OF LAW OR CHOICE OF LAW THAT WOULD OTHERWISE MAKE THE LAW OF ANY OTHER JURISDICTION TE LAW GOVERNING THIS LEASE OR ANY SUCH SCHEDULE.




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



(m) LESSOR AND LESSEE EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER HOWEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE OR ANY SCHEDULE.

(n) Lessee shall reimburse Lessor upon demand for all costs and expenses incurred by Lessor in connection with the execution and delivery of this Lease and the transactions contemplated hereunder including, without limitation, any lien search and filing fees.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the date first above written.


NATIONSBANC LEASING CORPORATION (LESSOR)         PLASMA-THERM, INC. (LESSEE)

By:                                              By:
   -------------------------------------            ------------------------

Printed Name:                                    Printed Name:
             ---------------------------                      --------------

Title:                                           Title:
      ----------------------------------               ---------------------

NATIONSBANK                                 EQUIPMENT LEASE SCHEDULE
NationsBanc Leasing Corporation             FOR MASTER EQUIPMENT LEASE AGREEMENT
================================================================================


SCHEDULE NUMBER 1

This Schedule, dated as of August 27, 1996, between NATIONSBANC LEASING CORPORATION, as Lessor, and Plasma-Therm, Inc., as Lessee, is executed pursuant to and is subject to the terms and conditions of Master Equipment Lease Agreement Number 07186-00300 dated as of August 27, 1996 (the "Lease"). Unless otherwise defined herein, capitalized terms used in this Schedule have the respective meanings assigned to such terms in the Lease. Should any terms and conditions of this Schedule conflict with any provision of the Lease, the terms and conditions herein shall supersede conflicting terms and conditions in the Lease.

Lessee hereby authorizes Lessor to insert herein the serial numbers and other identification data of the Equipment, when determined by Lessor, and dates or other omitted factual matters.

DESCRIPTION OF EQUIPMENT, the total cost of which to Lessor is $408,190.28 ("Total Capitalized Cost"):


QUANTITY  DESCRIPTION                                          SERIAL NUMBER                  COST
          Office Furniture more specifically described on                                     $408,190.28
          Exhibit "A" attached hereto and made a part hereof.
                                                                              Total Cap Cost  $408,190.28


TERM. The term of the Lease for the Equipment described herein is for a Base Term of sixty (60) months commencing on the Acceptance Date (the "Base Term Commencement Date").

RENTAL. Base Rent shall be payable in sixty (60) consecutive monthly rental installments of $ 7,767.58 each, the first Base Rent installment being payable on the Base Term Commencement Date and the remaining Base Rent installments being payable on a like day of each succeeding month.

STIPULATED LOSS VALUE: After the occurrence of any casualty loss or other event giving Lessor the right to require payment of the Equipment's Stipulated Loss Value, Lessor shall calculate such Stipulated Loss Value and give Lessee written notice thereof. Such "Stipulated Loss Value", as of any particular date, shall be the product obtained by multiplying the Total Capitalized Cost for the item of Equipment in question by the percentage, as set forth in the attached "Schedule of Stipulated Loss Values", specified opposite the rent installment number becoming due immediately after the date Lessor gives Lessee notice requiring payment of the Stipulated Loss Value (the "SLV Payment Date"). On the SLV Payment Date, Lessee shall pay Lessor the Stipulated Loss Value plus the rent installment then due, together with any other unpaid amounts then due and owing under this Schedule. If only a portion of the Equipment is affected by any event causing calculation of Stipulated Loss Value, and the cost of such portion cannot be readily determined from the Total Capitalized Cost set forth above, then the Total Capitalized Cost for such portion shall be as reasonably calculated by Lessor, with written notice of such Total Capitalized Cost being sent to Lessee by Lessor.

ASSETS CLASS AND DEPRECIABLE LIFE: Lessee hereby warrants and represents that the above described Equipment qualifies under asset guideline class 0.11 and constitutes "7-year property" within the meaning of Internal Revenue Code
Section 168.

LOCATION OF EQUIPMENT: Equipment will be located at 10050 16th Street North, Saint Petersburg, Pinellas, FL 33716.

INSURANCE REQUIREMENTS: In addition to the requirements set forth in the Lease, the following shall apply:

Liability: Not less than $500,000.00 combined single limit liability insurance, including bodily injury and death and property damage, covering activities of Lessor and Lessee and naming Lessor as additional insured.

Physical Damage: Comprehensive insurance, including loss by burglary, theft, malicious mischief and fire, for an amount not less than the Stipulated Loss Value of the Equipment, and naming Lessor as loss payee.

END OF BASE TERM OPTIONS: (i) Lessee may, provided Lessee is not in default under any of the provisions of the Lease or this Schedule, and upon its having provided to Lessor written notice not less than ninety (90) days prior to the expiration of the Base Term of its election (which shall be irrevocable) to purchase all of Lessor's right, title and interest in and to all, but not less than all, of the Equipment for a purchase price equal to the greater of (a) the then Fair Market Value of the Equipment, or (b) $50,215.57.

     (ii) If Lessee for any reason does not purchase the Equipment in accordance with paragraph (i) above, the Base Term shall automatically and without action on the part of Lessor or Lessee be extended for an additional term of twelve
(12) months at a monthly rental of $4,694.19, with the first such rental being due and payable by Lessee on the first day following the last day of the Base Term. Upon termination of the extended lease term, the Lessee shall either (i) return the Equipment to Lessor in accordance with the terms of the Lease or (ii) provided, Lessee has given Lessor ninety (90) day's prior written notice, purchase not less than all of the Equipment for its then Fair Market Value.

     (iii) Lessee's purchase of the Equipment pursuant to (i) or (ii) hereinabove shall be accomplished by Lessor providing a bill of sale to Lessee conveying all of Lessor's interest in the Equipment "as-is, where-is", without warranty, express or implied, with respect to any matter wharsoever, except that the Equipment is free and clear of any liens or encumbrances created by or arising through Lessor.

EARLY TERMINATION: Should the Equipment become obsolete or no longer useful in Lessee's business, and provided that Lessee is not in default under any of the provisions of the Lease or this Schedule, Lessee may, upon giving Lessor not less than sixty (60) days' prior written notice (which shall be irrevocable), terminate the lease term for not less than all the Equipment on the last day of the 12 month of the Base Term. Upon return of the Equipment to Lessor, Lessor shall sell the Equipment by public or private sale, for immediately available funds, to a third party unrelated to Lessee. Lessee shall continue to pay Lessor monthly rentals for the Equipment until Lessor receives proceeds of sale. Lessee shall use diligent efforts to solicit bids and buyers for such a sale. Lessor shall have the right, but no obligation, to solicit bids or buyers for any such sale. The proceeds of sale shall be applied in the following order to: (i) pay the reasonable expenses of (a) holding and preparing the Equipment for sale, and
(b) selling the Equipment, and; (ii) the remaining proceeds of sale (the "Net Proceeds") to Lessor. If the Net Proceeds are less than $356,565.63, then Lessee shall promptly pay to Lessor, as additional rent, at the same time and in the same manner as the proceeds of sale are required to be paid to Lessor, an amount equal to such deficiency; provided however, the maximum amount Lessee shall pay Lessor for such deficiency shall be $301,366.88, together with all other sums then due and owing by Lessee hereunder. Upon the consummation of such an approved sale, Lessor will execute and transmit to buyer (or, if none, to Lessee) a bill of sale conveying all Lessor's right, title and interest "As-Is", "Where-Is" basis, with no warranties (express or implied) as to any matter whatsoever, except that no security interest, lien or encumbrance against such Equipment then exists that has been created by Lessor.

NO MATERIAL ADVERSE CHANGE: Lessee represents and warrants that there has been no material adverse change in its business or financial condition since August 14, 1996. Lessor shall not be obligated to execute this Schedule and lease the Equipment hereunder to Lessee if there shall have occurred any change in applicable law that would have a material adverse impact on the transaction contemplated hereby or there shall have occurred a material adverse change (in Lessor's sole judgment) in the financial or business condition of Lessee.

ACKNOWLEDGMENT OF RECEIPT OF EQUIPMENT. Lessee acknowledges that the Equipment described herein above has been delivered to and received by it, is conforming as represented, and is acceptable and satisfactory to it, and that the same has been irrevocably accepted as Equipment leased by Lessee under this Schedule as of the date written below (the "Acceptance Date").


NationsBanc Leasing Corporation           Plasma-Therm, Inc.

By:                                       By:
   ----------------------------              ----------------------------

Printed Name:                             Printed Name:
             ------------------                        ------------------

Title:                                    Title:
      -------------------------                 -------------------------

                                          Acceptance Date:
                                                          ---------------

NATIONSBANK                                   SCHEDULE OF STIPULATED LOSS VALUES
NationsBanc Leasing Corporation               FOR EQUIPMENT LEASE SCHEDULE
================================================================================

SCHEDULE NUMBER 1

     This Schedule of Stipulated Loss Values is made a part of Equipment Schedule No. 1, dated August 27, 1996, to Master Equipment Lease Agreement Number 07186-00300, dated as of August 27, 1996, between NATIONSBANC LEASING CORPORATION (as "Lessor") and Plasma-Therm, Inc. (as "Lessee").


    Base Rent       Stipulated Loss
Installment Number    Value Percent
- ------------------  ---------------
1-3                       100.35079
4-6                        96.81845
7-9                        93.16730
10-12                      89.41266
13-15                      85.55071
16-18                      81.58098
19-21                      77.50183
22-24                      73.32217
25-27                      69.04775
28-30                      64.67350
31-33                      60.19794
34-36                      55.62263
37-39                      50.96013
40-42                      46.20209
43 45                      41.34708
46-48                      36.39143
49-51                      31.35252
52-54                      26.21889
55-57                      20.98988
58-60                      20.00000











     IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule of Stipulated Loss Values to be executed by its authorized officers.


NationsBanc Leasing Corporation                Plasma-Therm, Inc.

By:                                            By:
   ----------------------------                   ---------------------------

Printed Name:                                  Printed Name:
             ------------------                              ----------------

Title:                                         Title:
      -------------------------                      ------------------------

     Exhibit "A" to Equipment Schedule Number 1 For Master Equipment Lease
                             Agreement 07186-00300



Lessee:  Plasma-Therm, Inc.
Lessor:  NationsBanc Leasing Corporation




       Office Pavilion Invoice#    Date              Amount
       ------------------------    --------          ------
       65712                       08-22-96      -50,000.00
       65707                       08-22-96        1,751.93
       65708                       08-22-96          676.83
       65709                       08-22-96        1,053.37
       65710                       08-22-96          429.40
       65704                       08-22-96      207,576,32
       65705                       08-22-96      242,423.68
       65706                       08-22-96          531.25
       65711                       08-22-96        3,747.50

                       TOTAL                    $408,190.28






- ---------------------
Initial